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                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Form S-8 pertaining to the Sync Research, Inc. 1996 Non-Executive Stock Option Plan, of our report dated January 25, 1999, with respect to the consolidated financial statements and schedule of Sync Research, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998,filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP


Orange County, California
February 21, 2000